Exhibit 10.12

BRIAN R. KATZ

California State Bar No. 88895

Attorney at Law

4364 Town Center Boulevard, Suite 207

El Dorado Hills, CA 95762

Telephone: 916-933-5266

Facsimile: 916-933-7866

e-mail: brian@katzbusinesslaw.com

Attorney for: MyECheck, Inc.

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF CALIFORNIA - SACRAMENTO DIVISION

MYECHECK, Inc., a California corporation,	)	CASE NO.
)
Plaintiff,	)
	)	COMPLAINT FOR DAMAGES FOR
-- vs. --)		BREACH OF CONTRACT AND
	)	PATENT INFRINGEMENT;
ZIPMARK, INC., JAY BHATTACHARYA,	)	PRELIMINARY AND PERMANENT
and Does 1 — 20, Inclusive.	)	INJUNCTIONS
)
Defendants.	)
)
)
)
)
)

MYCHECK, INC., plaintiff in the above-captioned matter, and for its Complaint against defendants ZIPMARK, INC., JAY BHATTACHARYA, INC., and Does 1-20, Inclusive, herein alleges as follows:

-1- COMPLAINT

NATURE AND BASIS OF ACTION

1.   This is a civil action in which MYECHECK, INC., asserts against defendants ZIPMARK, INC., JAY BHATTACHARYA, and Does 1 — 20, Inclusive, claims for damages for breach of contract, and for patent infringement, injunctive relief, and recovery of its costs and attorneys’ fees.

PARTIES

2.   MYECHECK, INC. [“MYECHECK”], is a corporation incorporated under the laws of the State of Wyoming, is duly registered in California as a foreign corporation, and maintains its principal place of business in Folsom, Sacramento County, California.

3.   Upon information and belief, defendant ZIPMARK, INC. [“ZIPMARK”], is a corporation established under the laws of Delaware, and maintains its principal place of business in New York City, New York.

4.   Upon information and belief, defendant JAY BHATTACHARYA [“BHATTACHARYA”] resides in the State of New York.

JURISDICTION AND VENUE

5.   This Court has jurisdiction over the subject matter of this action under 28 U.S.C. §§ 1331, 1332, and 1338, and 35 U.S.C. § 281. The Court has supplemental jurisdiction over the state and common law claims pursuant to 28 U.S.C. § 1367.

-2- COMPLAINT

6.   Venue in this Court is proper pursuant to the written agreement of the parties as set forth in Exhibit 1, MyECheck Services Agreement, that is attached hereto and incorporated herein. Exhibit 1 provides in its relevant portions, “9.(a) . . . In the event that any legal action becomes necessary to enforce or interpret the terms of this Agreement, the parties agree that such action will be brought in the U.S. District Court of the Northern District of California, Sacramento County, and that the parties hereby submit to the jurisdiction and venue of said court.”

FACTUAL BACKGROUND

7.   MYECHECK’s President, ED STARRS, is an innovator in the field of electronic online check processing. ED STARRS has submitted numerous patent applications for online check processing beginning in 2004, resulting in the grant of U.S. Patent No. 7,389,913 on June 24, 2008.

8.   ED STARRS incorporated MYECHECK in 2005, for the purpose of creating an industry leader in online check processing. Shares in MYECHECK, Inc., are currently traded in the Over The Counter Market using the symbol MYEC.

9.   MYECHECK has licensed ITONIS, INC., GREENPAY, LLC, and other companies, to use the patented online check processing technology described herein.

U.S. Patent No. 7,389,913

10.   On June 24, 2008, the United States Patent and Trademark Office duly and lawfully issued United States Patent No. 7,389,913 entitled “Method and Apparatus for Online Check Processing” to inventor ED STARRS. A true and correct copy of the U.S. Patent No. 7,389,913 is attached hereto as Exhibit 2, and incorporated herein.

11.   Patent No. 7,389,913 is currently in full force and effect.

-3- COMPLAINT

12.   The exclusive right to market and license the technology in Patent No. 7,389,913 has been assigned to plaintiff, MYECHECK, INC.

13.   Patent No. 7,389,913 contains twenty-nine claims generally directed to a method for online check processing.

14.   In accordance with 35 U.S.C. § 282, Patent No. 7,389,913, and each and every claim thereof, is presumed to be valid.

15.   A unique feature of Patent No. 7,389,913 is that the technology makes an electronic image of the payor’s check, and processes it with the Federal Reserve Banking System.

PLAINTIFF’S PATENT RIGHTS

16.   MYECHECK, INC., has expended enormous amounts of resources and has established itself as an industry leader and pioneer with regard to online check processing.

17.   MYECHECK is an industry leader as a result of its enormous investment in its name, reputation, and in advertising and promoting its MYECHECK, INC., technology, including the technology described in the claims of patent identified above.

18.   As a result of the efforts of MYECHECK, and the tremendous success of its business operations and assets including, but not limited to, the patented assets described above, MYECHECK, has earned an exceptional reputation for delivering quality online check processing technology.

19.   MYECHECK has invested heavily in research and development of its MYECHECK technology, as well as in the marketing and promoting its product.

-4- COMPLAINT

20.   MYECHECK has expanded the nationwide use of its MYECHECK technology by licensing independent companies to use the MYECHECK patented online check processing technology.

21.   MYECHECK exercises strict control over the purchase, use, and transfer of its MYECHECK technology by requiring every purchaser of the MYECHECK technology to execute a written MYECHECK Service Agreement [“MYECHECK Service Agreement”] that restricts the licensee’s use and transfer of the MYECHECK technology.

22.   Every purchase of the MYECHECK technology is conditioned upon obtaining a license from the patent holder’s assignee, MYECHECK.

23.   MYECHECK does not sell its MYECHECK technology to any person or entity unless they first execute a Service Agreement with MYECHECK.

24.   Furthermore, MYECHECK does not permit the purchaser to transfer the MYECHECK technology to any other person or entity.

25.   MYECHECK does not allow unlicensed persons or entities to use MYECHECK technology.

26.   MYECHECK’s income is derived from licensing entities to use the MYECHECK technology.

27.   If unauthorized persons or entities use MYECHECK’s proprietary technology, that use diminishes the value of MYECHECK’s proprietary rights.

-5- COMPLAINT

DEFENDANTS’ CONDUCT

28.   On May 8, 2011, plaintiff and defendant ZIPMARK entered into a written Services Agreement for the MYECHECK technology. A true and correct copy of the Services Agreement is attached hereto as Exhibit 1, and incorporated herein.

29.   In 2012, the Services Agreement was modified by a written Amendment executed by the parties. A true and correct copy of the Amendment is attached hereto as Exhibit 3, and incorporated herein.

30.   Pursuant to that Services Agreement, defendant ZIPMARK purchased from plaintiff, the right to use MYECHECK’s patented online check processing technology for a period of five years.

31.   Also pursuant to that Services Agreement, defendant ZIPMARK agreed to pay an initial license fee of $50,000.00, and the further sum of $35,000.00 due upon ZIPMARK’s acceptance of the Licensed Software.

32.   In addition, defendant ZIPMARK agreed to pay to plaintiff a transaction fee of $0.10 for checks less than $50.00, and $0.02 on items under $50.00, for the first 100,000 transactions per calendar month. Any transactions processed after 100,000 transactions have been processed in any calendar month would be charged at $0.01 until the start of the next calendar month.

33.   Defendant ZIPMARK made the initial payment of $50,000 on January 25, 2012.

34.   On May 21, 2012, defendant ZIPMARK successfully tested the software obtained from plaintiff.

-6- COMPLAINT

35.   Defendant ZIPMARK failed to make second payment of $35,000.00 due upon ZIPMARK’s acceptance of the software, and further failed to pay any transaction fees.

36.   On June 1, 2012, MYECHECK gave written notice to defendant ZIPMARK that MYECHECK was terminating the Services Agreement due to ZIPMARK’s failure to pay its licensing fees as required by the Services Agreement.

37.   Plaintiff is informed and believes that and thereon alleges that defendants ZIPMARK and JAY BHATTACHARYA continue to operate ZIPMARK’s business using technology that infringes on MYECHECK’s patented technology, and will continue to do so unless restrained by an order from this Court.

FIRST CAUSE OF ACTION

(Breach of Contract)

38.   This cause of action includes paragraphs 1 through 37, as set forth above.

39.   Plaintiff MYECHECK has performed all of its obligations under the Licensing Agreement, except as prevented by defendant ZIPMARK.

40.   Defendant ZIPMARK breached the Services Agreement by failing to pay the second part of the required license fee, and by continuing to use plaintiff’s patented technology without the consent of plaintiff.

41.   There is now owing and unpaid to MYECHECK from defendant ZIPMARK unpaid license fees in the total amount of $35,000 as of June 1, 2012, together with interest at the legal rate from that date.

-7- COMPLAINT

42.   As a proximate result of defendant ZIPMARK’s breach of the Licensing Agreement, plaintiff has been damaged in the amount of $35,000 as of June 1, 2012, plus interest from that date.

SECOND CAUSE OF ACTION

(Patent Infringement)

43.   This cause of action includes paragraphs 1 through 37, as set forth above.

44.   Plaintiff has not given consent nor granted a new license to defendants to use plaintiff’s patented MYECHECK technology.

45.   Defendants ZIPMARK’s and BHATTACHARYA’s use of plaintiff’s patented MYECHECK technology without consent or a valid license from plaintiff infringes plaintiff’s patent rights.

46.   As a proximate result of defendants ZIPMARK’s and BHATTACHARYA’s infringement of plaintiff’s patent, plaintiff has been damaged in the amount of not less than $500,000.00, or in an amount according to proof.

47.   Defendants’ infringement is willful and deliberate and plaintiff is thereby entitled to treble damages.

THIRD CAUSE OF ACTION

(Injunctive Relief)

48.   This cause of action includes paragraphs 1 through 37, as set forth above.

49.   Unless restrained by this court, defendants ZIPMARK and BHATTACHARYA will continue to use MYECHECK patented technology.

-8- COMPLAINT

50.   MYECHECK seeks injunctive relief to prevent defendants from continuing to infringe plaintiff’s patents by using the MYECHECK technology because pecuniary compensation would not afford adequate relief, it would be extremely difficult to ascertain the amount of compensation that would afford adequate relief, and the restraint is necessary to present a multiplicity of judicial proceedings.

REQUEST FOR JUDGMENT

WHEREFORE, plaintiff MYECHECK, INC., prays for judgment against defendants as follows:

First Cause of Action against defendant ZIPMARK, INC.:

1.	For damages for breach of contract in the sum of $35,000, plus interest from June 1, 2012.

Second Cause of Action against defendants ZIPMARK, INC., and JAY BHATTACHARYA:

2.	For damages for patent infringement, and,

3.	That such amounts be tripled.

Third Cause of Action against defendants ZIPMARK, INC., and JAY BHATTACHARYA:

4.	For a temporary and permanent injunction prohibiting defendants from using the patented MYECHECK technology for online check processing.

-9- COMPLAINT

For all causes of actions against all defendants:

5.	That plaintiff be awarded its costs, expenses and attorney’s fees incurred herein; and,

6.	For such other and further relief as the Court deems just and proper.

Dated this October 10, 2014

MYECHECK, INC., Plaintiff
By:

/s/ Brian R. Katz
BRIAN R. KATZ #88895
Attorney at Law
4364 Town Center Blvd., Suite 207
El Dorado Hills, CA 95762

-10- COMPLAINT